Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726,
333-33485) of our report dated March 15, 1999, on our audits of the consolidated financial statements and financial statement schedule of Saucony, Inc. and Subsidiaries as of January 1, 1999 and January 2, 1998 and for the years ended January 1, 1999, January 2, 1998, and January 3, 1997 which report is included in this Annual Report on Form 10-K.




                                          PricewaterhouseCoopers LLP



Boston, Massachusetts
March 15, 1999